[Letterhead]




                                                    May 28, 1996

Chase Commercial Mortgage Securities Corp.
380 Madison Avenue
New York, New York 10017-2951

                     Re:  Mortgage Pass-Through Certificates

Gentlemen:

     We have acted as your counsel in connection the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus describes Mortgage Pass-Through Certificates ("Certificates") to be sold by Chase Commercial Mortgage Securities Corp. (the "Depositor") in one of more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the Prospectus Supplement for such Series. The form of Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), filed as an exhibit to Depositor's registration statement on Form S-3 (Registration No. 33-67742) which was filed under Depositor's former name, Chemical Commercial Mortgage Securities Corp., is incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission; (2) the Pooling and Servicing Agreement and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to the Depositor.

Chase Commercial Mortgage
Securities Corp.                    -2-                           May 28, 1996


                  Based on the foregoing, we are of the opinion that:

                           1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of Depositor, enforceable against the Depositor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, a Servicer, a Trustee and any other party thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                           3. The description of federal income tax consequences
                  appearing under the heading "Certain Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of Offered Certificates, under existing law and subject to the qualifications and assumptions stated therein.

     We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "Certain Federal Income Tax Consequences" in the Prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                        Very truly yours,